EXHIBIT 99

UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT  06506-0901
203.499.2812 Fax:  203.499.3626

NEWS RELEASE

February 26, 2008                                                                                                                              Analyst Contact: Susan Allen (203) 499-2409

UIL Holdings Corporation Declares Quarterly Dividend

UIL Holdings Corporation (NYSE: UIL), announced that its Board of Directors, declared a quarterly dividend of $0.432 per share on its Common Stock at yesterday’s Board meeting. This dividend is payable April 1, 2008 to shareowners of record at the close of business on March 13, 2008.

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for The United Illuminating Company, a regulated utility providing electricity and energy related services to 323,000 customers in the Greater New Haven and Bridgeport.  For more information on UIL Holdings, visit us at http://www.uil.com.